                                                                    EXHIBIT 10.Z








                               EL PASO CORPORATION
                               SEVERANCE PAY PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 1, 2002)

                               EL PASO CORPORATION
                               SEVERANCE PAY PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 1, 2002)


                                    SECTION 1
                                     PURPOSE

                  The purpose of the Plan is to provide Severance Pay, outplacement benefits and continued health benefits to each Eligible Employee whose employment is terminated by his or her Employer in a Qualifying Termination. The Plan is not intended to provide Severance Pay or benefits to any Eligible Employee who does not suffer a loss of employment.

                  The Plan was initially adopted on January 1, 1998. Effective as of October 1, 2002, the Plan has been amended and restated as set forth herein. It is intended that the Plan as in effect prior to its amendment and restatement shall apply to the termination of employment of any Eligible Employee occurring prior to October 1, 2002 and that the Plan as amended and restated shall apply to the termination of employment of any Eligible Employee occurring on or after October 1, 2002.


                                    SECTION 2
                                   DEFINITIONS

                  For purposes of the Plan, the following terms shall have the following meanings:


         2.1 "AFFILIATE" shall mean, with respect to any person or entity, any entity directly or indirectly controlled by, controlling or under common control with such person or entity.

         2.2 "ANNUAL BASE PAY" shall mean the product of twelve (12) times an Eligible Employee's Monthly Base Pay.

         2.3 "COMPANY" shall mean El Paso Corporation.

         2.4 "COMPARABLE JOB" shall mean, as it relates to any Eligible Employee on any date, a position with a Monthly Base Pay at least equal to the Eligible Employee's Monthly Base Pay on such date.

         2.5 "ELIGIBLE EMPLOYEE" shall mean each regular, full-time, active, salaried employee (other than (A) any employee who is subject to the provisions of a collective bargaining agreement or (B) any employee whose employment is terminated pursuant to the Company's employment practices relating to its disability plans), employed by a Participating Employer on his or her Termination Date and regularly scheduled to work at least thirty (30) hours per week. An individual classified as an independent contractor by a Participating Employer shall not be deemed to be an Eligible Employee even if such individual is deemed to be a common law employee for any other purpose.

         2.6 "EMPLOYER" shall mean, as it relates to any Eligible Employee on any date, the entity that employs the Eligible Employee on such date.

         2.7 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         2.8 "LENGTH OF SERVICE DATE" shall mean, as it relates to any Eligible Employee, the most recent date of entry by the Eligible Employee into service with an Employer which is used by the Employer for purposes of determining the commencement of an Eligible Employee's continuous service with the Employer.

         2.9 "MONTHLY BASE PAY" shall mean, as it relates to any Eligible Employee, the amount the Eligible Employee is entitled to receive as monthly base salary or monthly wages at the rate in effect on the Eligible Employee's Termination Date.

         2.10 "PARTICIPATING EMPLOYER" shall mean the Employers set forth on Exhibit A attached hereto.

         2.11 "PLAN" shall mean the El Paso Corporation Severance Pay Plan (As Amended and Restated Effective as of October 1, 2002).

         2.12 "PLAN ADMINISTRATOR" shall mean the Executive Vice President, Human Resources and Administration, of the Company.

         2.13 "PLAN YEAR" of the Plan shall be the calendar year.

         2.14 "QUALIFYING TERMINATION" shall mean the termination of employment of an Eligible Employee which entitles the Eligible Employee to Severance Pay, as provided in Section 3.1(a).

         2.15 "SEPARATION AGREEMENT" shall mean the agreement, substantially in the form attached hereto as Exhibit C and with such changes as the Plan Administrator in its sole discretion may deem necessary or desirable, which an Eligible Employee must execute in order to receive Severance Pay under the Plan.

         2.16 "SEVERANCE PAY" shall mean the cash benefit payable under the Plan pursuant to Section 4.1.

         2.17 "TERMINATION DATE" shall mean, as it relates to any Eligible Employee, the date designated by his or her Employer as the Eligible Employee's date of termination of employment with the Employer.

         2.18 "YEARS OF SERVICE" shall mean, as it relates to any Eligible Employee, the period elapsed from the Eligible Employee's Length of Service Date to the Eligible Employee's Termination Date expressed in a number of whole and partial years. An Eligible Employee's Years of Service is subject to adjustment pursuant to Section 5 hereof.


                                    SECTION 3
                          ENTITLEMENT TO SEVERANCE PAY

         3.1 ELIGIBILITY FOR SEVERANCE PAY

                  (a) Subject to Sections 3.1(b), 3.3, 4.3, and 5, an Eligible Employee will become entitled to Severance Pay under the Plan if his or her employment is involuntarily terminated by an Employer for any of the following reasons (any such termination of employment is herein referred to as a "Qualifying Termination"):

                           (i) termination upon elimination of an Eligible Employee's position; or

                           (ii) termination as a result of a reduction in force.

                  (b) (i) An Eligible Employee shall not be entitled to Severance Pay if (A) he or she fails to remain in his or her position through the Termination Date, or (B) his or her employment is terminated by an Employer for cause (which shall include, but not be limited to, (w) a violation of the Code of Conduct of the Company, (x) inadequate or substandard performance, (y) the termination of employment of the Eligible Employee in connection with the Eligible Employee's refusal to accept a Comparable Job with the Company or one of its Affiliates and (z) the Eligible Employee's death)).

                           (ii) An Eligible Employee shall not be entitled to
Severance Pay if his or her employment is terminated by an Employer in connection with (x) a sale or other disposition of assets by his or her Employer or (y) the outsourcing of any operations or functions performed by his or her Employer (or, in the case of (x) and (y), the sale or other disposition or outsourcing of an Affiliate of the Company to which the services of the Eligible Employee primarily relate, as determined by the Plan Administrator in his or her sole discretion) if, in the case of (x) or (y), the Eligible Employee is offered a Comparable Job (whether or not the Eligible Employee accepts such offer) by the purchaser or recipient of such assets or any Affiliate of such purchaser or recipient, by the

Company or any of its Affiliates or by the entity that assumes the operations or functions that are outsourced or an Affiliate of that entity.

                  (c) An Eligible Employee will cease to be an Eligible Employee on the date on which a majority of the voting securities of his or her Employer ceases to be owned directly or indirectly by the Company, and no Severance Pay will be payable under the Plan if, immediately after the transaction giving rise to the cessation of his or her status as an Eligible Employee, the Eligible Employee is in the same position or a Comparable Job as held immediately before the transaction.

         3.2 DEATH OF AN ELIGIBLE EMPLOYEE

                  If an Eligible Employee whose employment terminates in a Qualifying Termination dies after his or her Termination Date but before the Eligible Employee receives the Severance Pay to which he or she is entitled, the Severance Pay will be paid to the Eligible Employee's surviving spouse or, if the Eligible Employee does not have a surviving spouse, to the Eligible Employee's estate; provided, however, that no Severance Pay will be paid pursuant to this Section 3.2 unless the surviving spouse or the executor of the Eligible Employee's estate, or both, upon the request of the Plan Administrator, properly execute and deliver to the Company a Separation Agreement and such Separation Agreement has become irrevocable as provided therein.

         3.3 REQUIREMENT FOR SEPARATION AGREEMENT

                  No Severance Pay will be paid to any Eligible Employee unless that Eligible Employee, in the sole determination of the Plan Administrator, has properly executed and delivered to the Company a Separation Agreement and such Separation Agreement has become irrevocable as provided therein. To be "properly executed," such Separation Agreement must (among other requirements the Plan Administrator may establish) be executed on or after the Eligible Employee's Termination Date.


                                    SECTION 4
                 AMOUNT OF SEVERANCE PAY; OUTPLACEMENT BENEFITS;
                            CONTINUED HEALTH BENEFITS

         4.1 AMOUNT OF SEVERANCE PAY

                  (a) Subject to Sections 3.1(b), 3.3, 4.1(b), 4.3, and 5, in the event of a Qualifying Termination of an Eligible Employee, the amount of Severance Pay to which the Eligible Employee shall be entitled, upon satisfaction of the conditions to payment of Severance Pay set forth in this Plan (such satisfaction to be determined by the Plan Administrator in his or her sole discretion), shall be an amount equal to the sum of (i) one-half (1/2) of the Eligible Employee's Monthly Base Pay times a fraction, the numerator of which is the Eligible Employee's Annual Base Pay and the denominator of which is $10,000, and (ii) one-half ( 1/2) of the Eligible Employee's Monthly Base Pay times the Eligible Employee's Years of Service.

                  (b) The maximum amount of Severance Pay to which an Eligible Employee shall be entitled under the Plan shall be an amount equal to the Eligible Employee's Annual Base Pay, and the minimum amount of Severance Pay to which an Eligible Employee shall be entitled under the Plan shall be an amount equal to three (3) times the Eligible Employee's Monthly Base Pay.

         4.2 FORM AND TIME OF PAYMENT

                  Severance Pay shall be paid in a lump sum in cash, less any applicable federal, state, local and foreign taxes required to be withheld. Severance Pay shall be paid as soon as administratively practicable after the expiration of the period during which the Eligible Employee may revoke the Separation Agreement pursuant to the terms of the Separation Agreement. The Severance Pay payable to any Eligible Employee shall be solely the obligation of the Employer by whom the Eligible Employee was employed on his or her Termination Date.

         4.3 REDUCTION OF SEVERANCE PAY TO AVOID DUPLICATION

                  (a) If an Eligible Employee is a party to an employment, severance, termination, salary continuation or other, similar agreement with the Company or any of its Affiliates, or is a participant in any other severance plan, practice or policy of the Company or any of its Affiliates, the Severance Pay to which the Eligible Employee may be entitled under this Plan shall be reduced (but not below zero) by the amount of severance pay to which he or she may be entitled under such other agreement, plan, practice or policy; provided, that the reduction set forth in this Section 4.3 shall not apply to retention bonuses, project bonuses or transition pay (the payments subject to this proviso to be determined by the Plan Administrator in his or her sole discretion); provided, further, that the reduction set forth in this sentence shall not apply as to any such other agreement, plan, practice or policy which contains a reduction provision substantially similar to this sentence, so long as the Plan Administrator establishes to his or her satisfaction that the reduction provision of such other agreement, plan, practice or policy shall be applied. The Severance Pay to which an Eligible Employee is otherwise entitled shall be further reduced (but not below zero) by any payments and benefits to which the Eligible Employee may be entitled under any federal, state or local plant-closing (or similar or analogous) law (including, but not limited to, entitlement to pay and continued employee benefits (or the cash value of either of the foregoing) pursuant to the Worker Adjustment and Retraining Notification
Act).

                  (b) To the extent permitted by applicable law, the Severance Pay to which any Eligible Employee is entitled may, in the sole discretion of the Plan Administrator, be reduced by the amount of any indebtedness of the Eligible Employee to the Company or any of its Affiliates, and the amount of any such reduction shall be applied as a repayment or forgiveness of such indebtedness to such extent.

         4.4 OUTPLACEMENT BENEFITS

                  Each Eligible Employee whose termination of employment entitles him or her to Severance Pay shall be entitled to receive outplacement benefits from the Company at its expense. The scope, nature and duration of such outplacement benefits shall be as determined by the Company in its sole discretion.

         4.5 CONTINUED HEALTH BENEFITS

                  Each Eligible Employee whose termination of employment entitles him or her to Severance Pay shall be entitled to receive the continued health benefits from the Company set forth on the attached Exhibit B.


                                    SECTION 5
              REEMPLOYMENT BY THE COMPANY OR ANY OF ITS AFFILIATES

                  In the event an Eligible Employee receives Severance Pay under the Plan and is, subsequent to the receipt of such Severance Pay, offered reemployment with the Company or any of its Affiliates (including, but not limited to, any Participating Employer), such reemployment shall be contingent upon payment to the Company of cash equal to that portion of the Severance Pay in excess of an amount equal to the salary or other wages that would have been paid to the Eligible Employee during the period between the Eligible Employee's Termination Date and the reemployment date. The amount required to be repaid by the Eligible Employee will reflect the taxes withheld at the time the Severance Pay was paid and the taxes applicable to the Eligible Employee's salary or other wages that would have been paid during the period between the Eligible Employee's Termination Date and the reemployment date. Upon such repayment (or a repayment required by any other severance plan of the Company or any of its Affiliates), the Plan Administrator shall determine the portion of the Eligible Employee's Years of Service that shall be re-credited to the Eligible Employee. In no event shall the Plan Administrator re-credit an Eligible Employee's Years of Service if the Eligible Employee is not required to repay any portion of his or her Severance Pay.

                                    SECTION 6
                    ADMINISTRATION, AMENDMENT AND TERMINATION

         6.1 ADMINISTRATION

                  (a) The Plan Administrator shall be administrator and "Named Fiduciary" (within the meaning of Section 402(a) of ERISA) of the Plan and shall have full authority to control and manage the operation and administration of the Plan, and to take all such action in respect of the Plan as he or she deems necessary or appropriate. The Plan Administrator may delegate any of the duties and responsibilities set forth in this Section 6.1 to one or more persons designated by him or her.

                  (b) The Plan will be interpreted by the Plan Administrator in accordance with the terms and conditions of the Plan and their intended meanings. The Plan Administrator will have the discretion to make any findings of fact needed in the administration of the Plan and will have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion he or she deems to be appropriate in his or her sole judgment. The validity of any such finding of fact, interpretation, construction or decision will not be given de novo review if challenged in court, by arbitration or any other forum and will be upheld unless clearly arbitrary or capricious.

                  (c) To the extent the Plan Administrator has been granted discretionary authority under the Plan, the Plan Administrator's exercise of such authority will not obligate him or her to exercise his or her authority in a like fashion thereafter. If due to errors in drafting any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations, customary practice of the Company and its Affiliates or other evidence of intent, or as determined by the Plan Administrator in his or her sole and exclusive judgment, the provision will be considered ambiguous and will be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined by the Plan Administrator in his or her sole discretion.

                  (d) The Plan Administrator may amend the Plan retroactively to cure any such ambiguity. This Section 6.1 may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Plan Administrator. All actions and all determinations made in good faith by the Plan Administrator shall be final and binding upon all persons claiming any interest in or under the Plan.

         6.2 AMENDMENT AND TERMINATION

                  (a) Subject to Section 6.2(c), the Company reserves the right to amend, terminate or otherwise modify all or any part of the Plan at any time, and from time to time, without the consent of or notice to any person. In addition, subject to Section

6.2(c), the Company may, by one or more written supplements to this Plan, adopt provisions to this Plan applicable to one or more Eligible Employees which enlarge or diminish the rights of such Eligible Employees under the Plan. Such written supplements may be adopted and revoked by the Company at any time, and from time to time, without the consent of or notice to any person.

                  (b) The Plan Administrator shall have the authority to amend the Plan; provided, however, that any amendment of the Plan involving a substantial change to the amount of Severance Pay that may be payable under the Plan shall be approved in advance by formal action of the Chief Executive Officer of the Company (or his or her designee).

                  (c) Neither the termination of the Plan nor any amendment, modification or written supplement to the Plan by the Company or the Plan Administrator may reduce the Severance Pay which may be payable under the Plan to any Eligible Employee whose Termination Date is on or prior to the effective date of such termination, amendment, modification or supplement.


                                    SECTION 7
                               GENERAL PROVISIONS

         7.1 UNFUNDED OBLIGATION

                  Severance Pay and benefits under the Plan shall be an unfunded obligation of the Employer of such Eligible Employee and shall be payable only from such Employer's general assets.

         7.2 APPLICABLE LAW

                  The Plan and all rights thereunder shall be governed and construed in accordance with applicable federal law and, to the extent not preempted by federal law, with the laws of the State of Texas, wherein venue shall lie for any dispute arising hereunder.

         7.3 SEVERABILITY

                  If a court of competent jurisdiction holds any provision of the Plan invalid or unenforceable, the Plan shall be construed or enforced as if such provision had not been included herein, and the remaining provisions of the Plan shall continue to be fully effective.

         7.4 EMPLOYMENT AT WILL

                  Each Eligible Employee shall be an employee-at-will of the Eligible Employee's Employer. No provision of the Plan shall be construed to constitute a contract of employment or impose on any Employer any obligation to
(a) retain any Eligible Employee, (b) make any payments upon termination of employment (except as otherwise provided herein), (c) change the status of any Eligible Employee's employment or (d) change any employment policies of any Employer.

                  IN WITNESS WHEREOF, the Company has caused the Plan as amended and restated to be executed effective as of October 1, 2002.

                                           EL PASO CORPORATION



                                                /s/ David E. Zerhusen
                                           -------------------------------------

                                           By:  David E. Zerhusen
                                                --------------------------------

                                           Its: Executive Vice President
                                                --------------------------------

ATTEST:



      /s/ Linda F. Camarillo
--------------------------------------

By:   Linda F. Camarillo
      --------------------------------

Its:  Director, Corp. Benefits
      --------------------------------

                   SUPPLEMENT NO. 1 TO THE EL PASO CORPORATION
                               SEVERANCE PAY PLAN

1. Applicability. This Supplement No. 1 to the El Paso Corporation Severance Pay Plan (the "Supplement No. 1") applies to each Eligible Employee whose name is set forth on Exhibit A attached hereto (the "Exhibit") as of his or her Termination Date.

2. Amount of Severance Pay. In the event of a Qualifying Termination of an Eligible Employee to whom this Supplement No. 1 applies, the amount of Severance Pay to which the Eligible Employee shall be entitled, upon satisfaction of the conditions to payment of Severance Pay set forth in the Plan, shall be an amount equal to two (2) times the sum of (i) his or her Annual Base Pay and (ii) his or her Annual Bonus Amount (as defined below); provided, that, for purposes of clarification, the maximum amount of Severance Pay set forth in Section 4.1(b) of the Plan shall not apply to any such Eligible Employee.

3. Additional Terms. For purposes of an Eligible Employee to whom this Supplement No. 1 applies:

         (a) The term "cause" in Section 3.1(b) of the Plan shall have the following meaning, and not the meaning set forth in Section 3.1(b) of the Plan, and the following procedure shall apply to any termination for cause:

                  A termination for "cause" shall be a termination evidenced by a resolution adopted in good faith by the vote of at least three-quarters (3/4) of the independent directors (as defined under the New York Stock Exchange rules) of the Board of Directors of the Company (the "Board") that the Eligible Employee has (i) willfully and repeatedly failed to substantially perform his or her duties (other than a failure resulting from the Eligible Employee's incapacity due to physical or mental illness) which failure continues for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Eligible Employee specifying the manner in which the Eligible Employee has so failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company or any of its Affiliates.

                  No termination of an Eligible Employee's employment shall be for cause until (A) there shall have been delivered to the Eligible Employee a copy of a written notice setting forth that the Eligible Employee is guilty of the conduct constituting cause and specifying the particulars thereof in reasonable detail, (B) the Eligible Employee shall have been provided an opportunity to be heard by the Board (with the assistance of the Eligible Employee's counsel if the Eligible Employee so desires) and a period of not less than thirty (30) days in which to elect to be so heard, and (C) following such hearing or the Eligible Employee's failure to elect to be heard within the aforesaid thirty (30) day period, the vote of at least three-quarters (3/4) of the independent directors of the Board to terminate the Eligible Employee's employment for cause. No act, nor failure to act, on the part of the Eligible Employee shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company and its Affiliates. For purposes of clarification, no failure to perform by the Eligible Employee after a termination of employment by the Eligible Employee with Good Reason or a voluntary resignation by the Eligible Employee shall constitute cause.

         (b) The term "Qualifying Termination" shall mean, in addition to the meanings set forth in the Plan, a termination of employment by the Eligible Employee with Good Reason.

         (c) An Eligible Employee shall have terminated his or her employment with "Good Reason" if he or she shall terminate his or her employment within ninety (90) days following the date on which he or she learns that any of the following events have occurred:

                  (i) the removal of all or substantially all of the authority and responsibilities held by the Eligible Employee as an employee and officer of the Company and its Affiliates as of the Effective Date, except in connection with (x) the termination of his or her employment for cause, disability, as a result of his or her death, or by the Eligible Employee other than with Good Reason or (y) the Eligible Employee's transfer to a new position with the Company that the Board reasonably determines is consistent with the Eligible Employee's experience and ability;

                  (ii) receipt by the Eligible Employee of notice of either (a) the removal of the Eligible Employee's name from the Exhibit, or (b) any amendment to the Plan purporting to terminate this Supplement, which notice shall in either event be given to the Eligible Employee at least ninety (90) days in advance of such removal or amendment;

                  (iii) subject to Section 4 hereof, any material reduction in the Eligible Employee's compensation or benefits from the levels in effect as of the Effective Date (including, without limitation, the revocation of this Supplement No. 1), notice of which shall be given to the Eligible Employee at least ninety (90) days in advance of the date of such reduction or revocation, provided that a reduction in benefits applicable to employees of the Company generally (i.e., not limited to one or more employees based upon position, title or grade) shall not constitute a material reduction hereunder;

                  (iv) any requirement by the Company that the Eligible Employee (without his or her consent) be based at any place outside a fifty (50) mile radius of his or her place of employment prior to the Effective Date, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Effective Date; or

                  (v) any purported termination of the Eligible Employee's employment for cause by the Company which does not comply with the terms of this Supplement No. 1.

         (d) The term "Annual Bonus Amount" shall mean the target bonus amount applicable to the Eligible Employee for the year in which his or her Termination Date occurs.

         (e) For purposes of calculating the amount of Severance Pay due to the Eligible Employee pursuant to this Supplement No. 1, the Termination Date of the Eligible Employee shall be deemed to be the date on which notice is given by the Employer or the Eligible Employee of his or her termination of employment.

4. Termination of Supplement. This Supplement No. 1 shall automatically terminate without further required action at 11:59 p.m. on the second anniversary of the Effective Date. The termination of this Supplement No. 1 pursuant to this Section 4 shall not constitute an event that permits an Eligible Employee to terminate his or her employment with Good Reason. The termination of this Supplement No. 1 (whether pursuant to this Section 4 or otherwise) may not reduce the Severance Pay due to any Eligible Employee whose Termination Date (determined pursuant to Section 3(e) hereof) is on or prior to the second anniversary the Effective Date.

5. Termination of the Plan. The termination of the Plan shall not constitute a termination of this Supplement No. 1 unless the action terminating the Plan also explicitly terminates this Supplement No. 1. In the event that the Plan is terminated and this Supplement No. 1 is not terminated, (1) this Supplement No. 1 shall be deemed to constitute a separate plan, (2) the only individuals who participate in such separate plan shall be the Eligible Employees to whom this Supplement No. 1 applies and (3) subject to the preceding clause (2) of this
Section 5, such separate plan shall be deemed to consist of this Supplement No. 1 and the terms and conditions of the Plan as modified hereby.

6. Other Defined Terms. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Plan.

7. Effect on Plan Provisions. Except to the extent modified as set forth herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, this Supplement No. 1 has been executed and is effective as of the 1st day of January, 2003 (the "Effective Date").

                                        EL PASO CORPORATION



                                        By: /s/ David E. Zerhusen
                                            ------------------------------------
                                            David E. Zerhusen
                                            Its Executive Vice President
                                            Administration


ATTEST:



By: /s/ David L. Siddall
    ---------------------------
        Corporate Secretary

                             AMENDMENT NO. 1 TO THE
                             SUPPLEMENT NO. 1 TO THE
                               EL PASO CORPORATION
                           EMPLOYEE SEVERANCE PAY PLAN

         Exhibit A of Supplement No. 1 to the El Paso Corporation Employee Severance Pay Plan effective as of January 1, 2003 (the "Supplement No. 1"), is hereby amended, as attached, to add an Eligible Employee who shall be deemed to be a participant covered by Supplement No. 1 effective as of March 21, 2003.

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on the 21st day of March, 2003.



                                           EL PASO CORPORATION


                                           By: /s/ David E. Zerhusen
                                               ---------------------------------
                                               David E. Zerhusen
                                               Its Executive Vice President
                                               Administration

Attest:

    /s/ David L. Siddall
-----------------------------
    Corporate Secretary

                                    Exhibit A
              Eligible Employees Covered by Supplement No. 1 to the
                     El Paso Corporation Severance Pay Plan
                             (as of January 1, 2003)





H. Brent Austin
Robert W. Baker
Norma F. Dunn
Rodney D. Erskine
Peggy A. Heeg
Greg G. Jenkins
Robert G. Phillips
D. Dwight Scott
Clark C. Smith
John W. Somerhalder II
David E. Zerhusen

                                    Exhibit A
                         List of Participating Employers


ANR Pipeline
Coastal Chemical, Inc.
Coastal Coal LLC
Coastal Coal WV LLC
Coastal Oil New England
Coastal Oil New York
Coastal Unilube, Inc.
Colorado Interstate Gas Company
Coscol Petroleum Corporation
El Paso Corporation
El Paso Energy Service Company
El Paso Field Services Management, Inc.
El Paso Global Networks Company
El Paso Javelina Company, LP
El Paso Merchant Energy - Petroleum Company
El Paso Merchant Energy N. America
El Paso Natural Gas Company
El Paso Power Operations Company
El Paso Production Company
Southern Natural Gas Company
Tennessee Gas Pipeline

                                    Exhibit B
                            Continued Health Benefits

I. Subject to Section II, with respect to an Eligible Employee who has become entitled to Severance Pay by reason of a Qualifying Termination (as set forth more fully in Section 3.1(a) of the Plan), the Eligible Employee shall be entitled to receive continued medical and dental coverage under the plan in which the Eligible Employee participated immediately prior to the Eligible Employee's Termination Date for three (3) months following the month in which the Termination Date occurs.


II.      General Terms and Conditions Applicable to Continued Health Benefits

         (a) The coverage to be provided under the Plan shall be secondary to any other coverage that an Eligible Employee may have as an employee on any date.

         (b) The Company's obligation to provide the continued health coverage set forth in this Exhibit B shall be subject to the payment of required contributions. The amount of required contributions to be paid by Eligible Employees shall be established by the Plan Administrator in his or her sole discretion. The amount of contributions required to be paid by one or more Eligible Employees may differ from the contributions required to be paid by other Eligible Employees.

         (c) The Company's obligation to provide the continued health coverage set forth in this Exhibit B shall be subject to an Eligible Employee's satisfaction of generally applicable administrative procedures as the Plan Administrator may establish.

                                    Exhibit C
                          Form of Separation Agreement

         1. I, ____________________________________, understand that in return for my release of claims set forth in Paragraphs 3, 4, and 11 of this Separation Agreement and my promise not to sue set forth in Paragraph 5 of this Separation Agreement, I am entitled to severance benefits in the amounts set forth in Exhibit A (the "Payment") to this Separation Agreement pursuant to the severance pay plan in which I participate in ("the Plan"). I acknowledge that this Payment is in addition to any amounts that are owed to me for the services that I have performed for the Employer. I further acknowledge that I will receive the Payments set forth in Exhibit A if and only if I sign this Separation Agreement, and only after this Separation Agreement becomes irrevocable in accordance with Paragraph 9. As used in this Separation Agreement, the term "Employer" shall consist of El Paso Corporation, their present and former parents and their trusts and plans, their direct or indirect subsidiaries, and their affiliates and related companies or entities, regardless of its or their form of business organization.

         2. I understand that if I do not sign this Separation Agreement or if I revoke this Separation Agreement, I will not be eligible for the Payment but will only be entitled to normal termination benefits. The normal termination benefits that are available to me are set forth in Exhibit B to this Separation Agreement. I acknowledge that I will receive those normal termination benefits described in Exhibit B even if I do not sign this Separation Agreement.

         3. In return for the Payment in the amounts set forth in Exhibit A, I hereby release the Employer, the affiliates of each of them, the employee benefit plans of each of them, the directors, officers, employees, agents, stockholders, administrators of each of them and all other persons acting on behalf of each of them, together with the predecessors, successors and assignees of each of the foregoing (collectively referred to as the "Parties Released") from all liabilities, demands, claims, actions, causes of action, and suits of whatsoever nature that I may have against the Parties Released arising from or in any way related to my employment with the Employer and from the termination of my employment, whether known or unknown to me, or suspected or unsuspected, that I may have individually or as a member of a class. I also release the Parties Released from any and all liabilities, demands, claims or suits that I may have against any of the Parties Released arising from any act occurring prior to the execution of this Separation Agreement, whether known or unknown to me, or suspected or unsuspected, that I may have individually or as a member of a class.

         4. Notwithstanding the release set forth in Paragraph 3, this Separation Agreement does not release any claim (i) for continuation health care coverage under COBRA, (ii) for benefits arising from any retirement plan or welfare plan in which I was a participant during my employment, (iii) for workers compensation benefits available to me, and (iv) for rights arising under the Plan and this Separation Agreement. The release set forth in Paragraph 3 does apply to and release any claim for unlawful discharge or discrimination that I might assert arising under any state workers compensation act, and any claim that I might assert for unlawful discharge or discrimination for exercising any right under any benefit plan of the Employer.

          5. Subject to Section 8(g), I agree that I will never sue the Parties Released concerning any claim I may have relating to my employment with the Employer or the termination of that employment. In the event that any dispute arises in connection with, relating to, or concerning this Separation Agreement, or in the event of any claim for breach or violation of any provision of this Separation Agreement, in accordance with the Federal Arbitration Act I agree that such dispute or claim will be resolved exclusively by arbitration. Any arbitration proceeding related to this Separation Agreement will be conducted in accordance with the rules of the American Arbitration Association ("AAA"). The Employer and I agree that any such dispute or claim will be presented to a single arbitrator selected by mutual agreement by me and the Employer (or, if the Employer and I cannot mutually agree on an arbitrator, the arbitrator will be selected in accordance with the rules of the AAA). All determinations of the arbitrator will be final and binding upon me and the Employer. Each party to the arbitration proceeding will bear the costs of such Party in connection with any and all arbitration proceedings under this Paragraph 5, except that the costs and expenses of the arbitrator will be divided evenly between me and the Employer. The venue for any arbitration proceeding under this Paragraph 5 will be in the city nearest my place of employment (determined on the last day of my employment with the Employer) that has an AAA office. The venue for any judicial proceeding related to this arbitration provision (including a judicial proceeding to enforce this provision) will be in Houston, Texas.

         6. I expressly acknowledge that I would not be entitled to the Payment described in Exhibit A on account of my employment with the Employer or for the services that I performed for the Employer. I have no agreement with the Employer that gives me any right or claim to the Payment without providing a release to the Parties Released, and there is no practice or policy of the Employer that gives me any right or claim to the Payment without providing a release to the Parties Released.

         7. If and to the extent that I have had any questions in connection with this Separation Agreement, I have had the opportunity to seek clarification about the meaning of this Separation Agreement from representatives of El Paso Corporation's Employee Benefits Department. I understand that no one other than representatives of El Paso Corporation's Employee Benefits Department is authorized to interpret this Separation Agreement, and that no one including the representatives of El Paso Corporation's Employee Benefits Department is authorized to vary the terms of this Separation

Agreement. I expressly acknowledge that in connection with my decision to accept the Payment described on Exhibit A and to provide a release of claims and a promise not to sue, I have not relied on any statement, representations, promises, or agreements of any kind made by any of the parties or by any of the parties' agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Separation Agreement or otherwise, other than those specifically stated in this written Separation Agreement. This Separation Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

         8. In connection with this Separation Agreement:

         a) I acknowledge that I have been given a full and fair opportunity to review this Separation Agreement;

         b) I understand that I have been given up to 21 days to consider whether to accept the Payment described in Exhibit A in return for providing a release to the Employer and the Parties Released;

         c) If I have made the decision to sign this Separation Agreement before the expiration of 21 days, I certify that the decision to provide a release before the expiration of the 21-day period was knowing and voluntary and was not induced by the Employer or by the Parties Released through fraud, misrepresentation, a threat to withdraw or alter to offer prior to the expiration of the 21-day time period, or by providing different terms to other employees who sign the release prior to the expiration of such time period;

         d) I have carefully read and fully understand all of the provisions of this Separation Agreement, and I have signed this Separation Agreement knowing that I have given a release to the Parties Released that will prevent me from suing the Employer or the Parties Released;

         e) I understand that this Separation Agreement applies to any claims that I have against the Employer, including claims under the Age Discrimination in Employment Act, 29 U.S.C. Sections 621-634;

         f) The Employer has specifically advised me to consult with an attorney of my choice before executing this Separation Agreement, and I have had the opportunity to do so; and

         g) I understand that nothing in this Separation Agreement, including Paragraph 5, shall be construed to prohibit me from filing a charge of discrimination, including a challenge to the validity of this Separation Agreement, with the Equal Employment Opportunity Commission or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission. I understand that, if I have questions concerning the validity of this Separation Agreement, I should contact my local office of the Equal Employment Opportunity Commission.

         9. I understand that I may revoke my acceptance of this Separation Agreement at any time within seven days after I execute it by sending written notice of my revocation to the Employer by certified mail return receipt requested addressed to El Paso Corporation, 1001 Louisiana, Houston, TX 77002, c/o Benefits Department. I further understand that if I do not revoke this Separation Agreement within seven days following its execution (excluding the date of execution), it will become effective, binding, and enforceable on the next following day.

         10. I acknowledge that when I received this Separation Agreement, I also received Exhibits A, B, and C. Exhibit C contains information related to the Employer's reduction-in-force program.

         11. Subject only to the potential claims referred to in Paragraph 4, it is my express intent to waive and release any and all liabilities, demands, claims or suits relating to or arising from my employment or the termination of my employment with the Employer whether the claims are known or unknown, suspected or unsuspected.

         12. To the extent that the Employer determines that I possess relevant information relative to cases that are active or may be filed or instituted or investigations by governmental agencies that are active or may be filed or instituted, I agree to make myself available from time to time at the Employer's request to provide information and assistance, including but not limited to for deposition testimony, pretrial preparation and trial testimony and to respond to requests for information from governmental authorities. The Employer acknowledges that my primary duty after my termination of employment, shall be to my subsequent employer (if any). Consequently, the Employer agrees to accommodate my commitments in scheduling depositions, pretrial preparation and trial testimony, insofar as is practicable to minimize any inconvenience to me. The Employer shall promptly reimburse me for reasonable out-of-pocket travel expenses in connection with the performance of services pursuant to this Paragraph 12.

         13. I will not make or publish any disparaging statements (whether written, electronic or oral) regarding, or otherwise malign the business reputation of, the Employer or any of its subsidiaries, directors, officers or employees.

         14. I shall maintain in the strictest confidence and will not, directly or indirectly, intentionally or inadvertently, use, publish, or otherwise disclose to any person or entity whatever, any of the information of or belonging to the Employer or to any agent, joint venture, contractor, customer, vendor, or supplier of the Employer regardless of its form, without the prior written explicit consent of the Employer. I shall take reasonable precautions to protect the inadvertent disclosure of information. I specifically acknowledge that I have returned to the Employer any and all documents that contain confidential information concerning or relating to the business, business plans or business practices of the Employer.

         15. I further agree, promise, and covenant that the terms and provisions of this Separation Agreement shall remain and be kept strictly confidential and shall not be disclosed. I specifically agree to make no statements to the press or electronic news media or respond in any manner to inquiries from the press or electronic news media relating to the Employer or my employment with the Employer but shall promptly refer any such inquiries to the Employer.

         16. I further agree that if, at any time, I directly or indirectly (and including for this purpose any person who acts at my direction or encouragement) breach the provisions contained in Paragraphs 12, 13, 14 and 15 of this Separation Agreement, I will be liable to the Parties Released for all remedies, both legal and equitable, incurred as a result of said breach plus any and all attorneys' fees and costs incurred in filing, maintaining or prosecuting suit to obtain such remedies. Any act taken to obtain an award of remedies, or any award made to the Parties Released pursuant to this provision shall not, however, negate or affect in any way this Separation Agreement or any of the obligations or terms agreed to by me in this Separation Agreement. All duties and obligations set forth in this Separation Agreement shall be in addition to those which exist under statute and at common law and shall not negate but shall be in addition to or coextensive with those obligations arising under any agreements or documents executed by me during my employment with Employer.

         17. I have read this document and I acknowledge that it is written in a manner that I can understand. I understand that I am giving a full and final release to the Parties Released and I declare that it is my intent to provide such a release. I agree that this document is a full and final expression of my agreement with the Employer and with the Parties Released, and I acknowledge that no other promises have been made to me by either the Employer or the Parties Released that are not set forth in this document. I execute this document voluntarily and of my own free will.

         18. This Separation Agreement shall be interpreted and applied in accordance with applicable provisions of the Employee Retirement Income Security Act (ERISA) and the Older Workers Benefit Protection Act (OWBPA). To the extent that federal law does not apply, this Separation Agreement shall be deemed to have been executed and delivered within the state of Texas and the rights and obligations of the parties shall be construed and enforced in accordance with, and governed by, the laws of the state of Texas without regard to that state's rules regarding conflict of laws.

                                       SIGNED this ____ day of __________, 200_.




SUBSCRIBED AND SWORN to before
me by the said ________________, on the
_______ day of _________, 200_.



---------------------------------
Notary Public in and for the State of
________